SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): October 31, 2002 (October 31, 2002)

LUMMI DEVELOPMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32201	95-4735254

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Preston Ridge Road, Suite 500, Alpharetta, GA 30005

(Address of Principal Executive Offices)

(770) 343-8196

(Registrant’s Telephone Number, Including Area Code)

5 Husband Place, Coldstream, BC V1B 2V7 Canada

(Former Name or Former Address, if Changed since Last Report)

Signatures
PLAN AND AGREEMENT OF SHARE EXCHANGE

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Pursuant to a Plan and Agreement of Share Exchange (the “Agreement”), dated October 28, 2002, Lummi Development, Inc., a Delaware corporation (“Lummi” or the “Company”) has acquired, subject to dissenters’ rights as provided in the Georgia Business Corporation Code, all of the issued and outstanding shares of common stock, no par value, of Signature Horizons, Inc., a privately-held Georgia corporation (“Signature”), in exchange for newly-issued shares of common stock, $0.0001 par value, of Lummi (the “Acquisition Shares”). As of the date of this Report, Lummi has agreed to issue 15,972,400 Acquisition Shares to the stockholders of Signature in exchange for the 15,972,400 issued and outstanding shares of common stock of Signature held by them. As a result of the Agreement and the transactions in connection therewith (the “Share Exchange”), (i) the shareholders of Signature will beneficially own approximately 64% of the outstanding shares of common stock of the Company and the shareholders of Lummi will beneficially own approximately 36% of the outstanding shares of the Company, and (ii) Signature will now become a wholly-owned subsidiary of Lummi, through which Lummi will henceforth operate its business such that Lummi’s business will now become the business of Signature.

     The foregoing discussion is qualified by reference to the full text of the Share Exchange Agreement, which is filed as an exhibit to this report and is incorporated herein by reference in its entirety.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     See Item 1 for a description of the Agreement pursuant to which Lummi acquired the issued and outstanding shares of common stock in Signature and Signature became a wholly-owned subsidiary of Lummi.

     Signature’s business plan is to acquire and develop premier golf resort and residential communities and acquire commercial and residential properties primarily for development, but also resale. Signature plans to partner with experienced land planners and golf course designers, developers and operators on many of its current and proposed projects. Signature currently owns or has under contract thirteen real estate properties with combined acreage in excess of 14,000, located in Arizona, California, North Carolina, Oklahoma, South Dakota, Tennessee, Wisconsin, Wyoming and a resort island in the western Caribbean.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     Not applicable.

ITEM 5. OTHER EVENTS.

On October 25, 2002, the Company’s Board of Directors authorized a forward share split of 46 shares to one with a record date of October 29, 2002.

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS.

     As a result of the Agreement, the following persons have been appointed as directors and officers of Lummi:

NAME	POSITION

Ronald A. Potts	Chairman of the Board, Chief Executive Officer and President
Peggy A. Evans	Director, Chief Operating Officer, Chief Financial Officer and Secretary
Lewis Bivens	Director

     In connection with the Acquisition, Randy L. Harris was appointed to serve as an interim director and interim Chief Executive Officer and Secretary of the Company and has subsequently resigned those positions and Gary Stannell has resigned as a director and as President, Secretary and Treasurer of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired. To be filed by amendment.

(b)	Pro Forma Financial Information. To be filed by amendment.

(c)	Exhibits.

2.1	Plan and Agreement of Share Exchange, dated October 28, 2002, by and between Signature Horizons, Inc. and Lummi Development, Inc.

ITEM 8. CHANGE IN THE FISCAL YEAR.

     Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

     Not applicable.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 31, 2002	Lummi Development, Inc.

	By:	/s/ Peggy A. Evans

Peggy A. Evans Chief Operating Officer, Chief Financial Officer and Secretary